================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8 - K/A
                                ----------------



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 1, 2000

                                ----------------



                               ORTHALLIANCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                     000-22975              95-4632134
    (STATE OR JURISDICTION OF         (COMMISSION FILE       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           NUMBER)          IDENTIFICATION NO.)


                                ----------------



                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (310) 792-1300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

===============================================================================

                               ORTHALLIANCE, INC.

                                   FORM 8-K/A

                                      INDEX

                                                                                         PAGE
                                                                                         NUMBER
                                                                                         ------
Item 7.   Financial Statements and Exhibits:

          (a)  Financial Statements of the Business Acquired:

               New Image Orthodontic Group, Inc. Consolidated Financial Statements
               And Report of Independent Public Accountants:

               Report of Independent Public Accountants................................     3

               Consolidated Balance Sheet as of December 31,1999.......................     4

               Consolidated Statement of Operations for the Year Ended
                 December 31, 1999.....................................................     5

               Consolidated Statement of Cash Flows for the Year Ended
                 December 31, 1999.....................................................     6


               Consolidated Statement of Stockholders' Deficit for the
                 Year Ended December 31, 1999..........................................     7

                Notes to Consolidated Financial Statements.............................     8

          (b)  Pro Forma Financial Information:

               OrthAlliance, Inc. Pro Forma Condensed Combined Balance Sheet
               as of December 31, 1999 (unaudited)......................................    21

               OrthAlliance, Inc. Pro Forma Condensed Combined Statement of
               Operations for the year ended December 31, 1999
               (unaudited)...............................................................   22

               Notes to Pro Forma Condensed Combined Financial Statements (unaudited)....   23

          (c)  Exhibits..................................................................   26

          Signatures....................................................................    27

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(A) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of OrthAlliance, Inc.:

We have audited the accompanying consolidated balance sheet of New Image Orthodontic Group, Inc. (a Georgia corporation) and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Image Orthodontic Group, Inc. and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen LLP

Arthur Andersen LLP

Los Angeles, California
April 28, 2000

                NEW IMAGE ORTHODONTIC GROUP, INC. AND SUBSIDIARY

                 CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1999
          (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

Current assets:
  Cash and cash equivalents                                                         $    297
  Patient receivables, net of allowance for doubtful accounts of $596                    641
  Amounts due from Allied Practices                                                    3,674
  Other current assets                                                                   279
                                                                                    --------
  Total current assets                                                                 4,891

Property and equipment, net                                                            3,042
Service agreements, net                                                               38,180
Other, net                                                                               577
                                                                                    --------
  Total assets                                                                      $ 46,690
                                                                                    ========

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current portion of notes payable to Allied Practices                              $  2,199
  Accounts payable                                                                       661
  Accrued liabilities                                                                  1,521
  Patient prepayments                                                                  5,110
  Amounts due to Allied Practices                                                        663
                                                                                    --------
  Total current liabilities                                                           10,154

Notes payable to Allied Practices                                                     11,389
Unsecured Class A subordinated zero coupon notes                                      10,746
Non-current deferred tax liabilities                                                   8,621

Commitments and contingencies:

Series A redeemable preferred stock, $1 stated value; 6,575 shares authorized,
  issued and outstanding; redemption and liquidation values of $8,614                  8,303

Stockholders' deficit:
  Preferred stock, $1 stated value, 18,425 shares authorized, no shares
    issued and outstanding                                                                 -
  Series B preferred stock, no par value, 25,000 shares authorized, 3,964
    shares issued and outstanding, liquidation value of $4,402                         2,970
  Common stock, no par value, 100,000 shares authorized, 5,751 shares issued
    and outstanding                                                                       93
  Contributed capital                                                                  8,500
  Accumulated deficit                                                                (14,086)
                                                                                    --------
  Total stockholders' deficit                                                         (2,523)
                                                                                    --------
  Total liabilities and stockholders' deficit                                       $ 46,690
                                                                                    ========



       The accompanying notes are an integral part of this consolidated balance sheet.

                NEW IMAGE ORTHODONTIC GROUP, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net revenues                                                           $ 22,796

    Costs and expenses:
      Salaries and benefits                                              10,734
      Orthodontic supplies                                                3,290
      Rent                                                                3,275
                                                                       --------
        Total direct expenses                                            17,299

      General and administrative                                          5,246
      Depreciation and amortization                                       2,335
                                                                       --------
        Total operating expenses                                         24,880
                                                                       --------

    Operating loss                                                       (2,084)

    Interest expense                                                      2,777
    Interest income                                                         (28)
                                                                       --------
    Net loss                                                           $ (4,833)
                                                                       ========

    Basic and diluted loss per share                                   $  (1.05)
                                                                       ========
    Weighted average number of common shares:

      Basic and diluted                                                   5,635
                                                                       ========






    The accompanying notes are an integral part of this consolidated financial statement.

                NEW IMAGE ORTHODONTIC GROUP, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
Net loss                                                                                              $(4,833)
Adjustments to reconcile net loss to net cash used in operating activities:
    Non-cash interest expense                                                                           1,549
    Depreciation and amortization                                                                       2,335
    Changes in assets and liabilities, excluding effects of acquisitions:
        Patient receivables, net of allowance for doubtful accounts                                       264
        Amounts due from Allied Practices                                                                (345)
        Other assets                                                                                      (42)
        Accounts payable and accrued liabilities                                                          362
        Patient prepayments                                                                               125
        Amounts due to Allied Practices                                                                   286
                                                                                                      -------
Net cash used in operating activities                                                                    (299)

Cash flows used in investing activities:
    Payments for practice affiliations                                                                   (660)
    Capital expenditures                                                                               (1,656)
    Proceeds from sale of practice assets                                                                 120
                                                                                                      -------
Net cash used in investing activities                                                                  (2,196)

Cash flows provided by financing activities:
    Proceeds from cash advances and issuance of notes payable to
      Allied Practices and unsecured Class A subordinated zero coupon notes                             2,850
    Repayment of notes payable to Allied Practices                                                     (1,950)
    Contribution of capital - Goldman Sachs                                                             1,650
    Proceeds from exercise of Goldman Sachs options                                                         6
                                                                                                      -------
Net cash provided by financing activities                                                               2,556

Increase in cash and cash equivalents                                                                      61
Cash and cash equivalents at beginning of year                                                            236
                                                                                                      -------
Cash and cash equivalents at end of year                                                              $   297
                                                                                                      =======

Supplemental cash flow information:
    Cash paid during the year for interest                                                            $ 1,182
                                                                                                      =======

Non-cash investing activities:
    Acquisition of service agreements:
        Fair value of assets acquired                                                                 $ 1,336
        Less: cash paid for practice affiliations                                                        (660)
                                                                                                      -------
        Notes payable and liabilities assumed                                                         $   676
                                                                                                      =======



    The accompanying notes are an integral part of this consolidated financial statement.

                NEW IMAGE ORTHODONTIC GROUP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                        (DOLLARS AND SHARES IN THOUSANDS)







                                 SERIES B PREFERRED STOCK     COMMON STOCK
                                 ------------------------   ------------------  CONTRIBUTED      ACCUMULATED
                                    SHARES     AMOUNT       SHARES      AMOUNT     CAPITAL         DEFICIT        TOTAL
                                    ------     ------       ------     -------    --------        --------       -------
Balances,  January 1, 1999          3,964      $2,720       5,173      $   87     $       -       $ (8,144)      $(5,337)
  Stock options exercised               -           -         578           6             -              -             6
  Contribution of capital -
    Goldman Sachs                       -           -           -           -         8,500              -         8,500
  Accrued dividends of
    Series A and Series B
    preferred stock                     -         250           -           -             -         (1,035)         (785)
  Accretion of Series A
    preferred stock                     -           -           -           -             -            (74)          (74)
  Net loss                              -           -           -           -             -         (4,833)       (4,833)
                                   ------      ------      ------      ------      --------       --------       -------
Balances, December 31, 1999         3,964      $2,970       5,751      $   93      $  8,500       $(14,086)      $(2,523)
                                   ======      ======      ======      ======      ========       ========       =======







    The accompanying notes are an integral part of this consolidated financial statement.

                NEW IMAGE ORTHODONTIC GROUP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

(a) ORGANIZATION

New Image Orthodontic Group, Inc. (the "Company"), a Georgia corporation, was founded in February 1997 to provide business operations, financial, marketing and administrative services to orthodontic practices ("Allied Practices") pursuant to long-term management service agreements ("Service Agreements").

These Service Agreements are generally for a term of 40 years subject to prior termination by either party in the event the other party becomes subject to voluntary or involuntary bankruptcy proceedings or materially breaches the agreement, subject to a cure period. As of December 31, 1999, the Company provided management services to 30 orthodontic practices in 9 states.

Imagix LLC ("Imagix"), a Georgia corporation, was formed in 1999 to provide practice management services to children's dental and orthodontic centers. Imagix is a wholly owned subsidiary and accordingly the consolidated financial statements include the accounts of the Company and Imagix.

On February 29, 2000, the Company completed a Purchase and Sale Agreement with OrthAlliance New Image, Inc. whereby OrthAlliance New Image, Inc. acquired substantially all of the assets of the Company. See note 13.

(b) SERVICE AGREEMENTS WITH ALLIED PRACTICES

The parties to each Service Agreement include the Company and the Allied Practice, which typically is a professional corporation or association owned by the related orthodontist. Each Service Agreement generally requires the Company to perform the following services for the Allied Practices: provide and maintain specified furnishings and equipment; provide necessary employees (except orthodontists and where applicable law prohibits, hygienists and dental assistants); purchase and maintain inventory; perform payroll and accounting functions; provide billing and collection services with respect to patients, insurance companies, and third-party payors; design and execute a marketing plan; and manage and organize the Allied Practices' files and records, including patient records where permitted by applicable law. In exchange for performing the services described above, the Company receives a management fee based on the fee structure described below.

(c) CALCULATION OF MANAGEMENT FEES

Management fees are calculated pursuant to the Service Agreements based upon the Allied Practice's adjusted patient revenue calculated on the accrual basis. Generally, the management fee is a percentage of patient revenue ("Fee Percentage") determined based on two factors i) the dollar amount of patient revenues and ii) the overhead expenses of the practice as a percentage of patient revenues. The Fee
Percentage generally ranges from 8% to 19.5%. In some cases, the Allied Practice guarantees a minimum level of management fees to be paid to the Company over the term of the management agreement. Certain Service Agreements provide for certain management fee decreases to provide the orthodontist with a minimum compensation level. The Company's average Fee Percentage for the year ended December 31, 1999 was 16.6%.

Patient revenue is recognized as services are performed. For orthodontic services, approximately 24% of the orthodontic contract revenues are recognized at the time of initial treatment. The balance of the contract revenue is realized evenly over the remaining treatment period. The 24% estimated revenue at the initial treatment date is based on the estimated costs incurred by the practice at that time as compared to the total costs of providing the contracted services and is consistent with industry standards. The percentage includes the estimated costs of diagnosis and treatment plan development, initial treatment by orthodontic personnel, orthodontic supplies, and associated administrative services.

Expenses reported by the Company include certain of the expenses to operate the orthodontic offices and all of the expenses of any corporate offices, facilities or functions.

The difference in the timing of the recognition of patient revenue and the collection of cash related thereto results in unbilled patient receivables or patient prepayments. Unbilled patient receivables represent the earned revenue in excess of billings to patients as of the end of each period. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.

Patient receivables are recorded at net realizable value on the date of purchase and subsequent collections are used to pay Allied Practice operating expenses, the Company's management fee, and payments to the Allied Practices. Generally, any subsequent uncollectible accounts are recorded as a reduction of net revenues, which reduces the Company's management fees at the applicable fee percentage.

The Company is responsible for the payment of all operating expenses incurred by the Allied Practice, except for compensation to affiliated orthodontists and other expenses of the Allied Practices that the Company is prohibited from paying. Expenses that are the responsibility of the Company include the following: (i) salaries, benefits, payroll taxes, workers compensation, health insurance and other benefit plans, and other direct expenses of all employees of the Company at each practice office, excluding those costs associated with orthodontists and any other classification of employee which the Company is prohibited from employing by applicable state laws or regulations; (ii) direct costs of all employees or consultants that provide services to each practice office except for orthodontists and other employees of the Allied Practices that the Company is prohibited from employing, (iii) dental and office supplies as permitted by applicable state laws or regulations, (iv) lease or rent payments as permitted by state laws or regulations, utilities, telephone and maintenance expenses for practice facilities, (v) property taxes on the Company's assets located at Allied Practice offices, (vi) property, casualty, and liability insurance premiums, (vii) orthodontists recruiting expenses, and (viii) advertising and other marketing expenses attributable to the promotion of practice offices.

All of the above expenses are paid directly to the third party provider of the goods or services indicated. All of the above expenses are incurred by the Company. Such expenses are classified together with similar expenses of the Company in the consolidated statement of operations. In exchange for incurring these expenses and providing management services, the Company records revenue in amounts equal to those incurred expenses.

The Allied Practices retain the responsibility for the payment of any and all direct employment expenses, including benefits, for any orthodontist or other employee that the Company is prohibited from employing by applicable state laws or regulations. In addition, the Allied Practices retain the responsibility for the payment of continuing education expenses, seminars, professional licenses, professional membership dues and all other expenses of any orthodontist.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the Company and its wholly owned subsidiary. The Company does not consolidate the operations of the Allied Practices which it manages as the Company's arrangements with its Allied Practices do not meet the requirements for consolidation as set forth in Emerging Issues Task Force consensus opinion 97-2 ("EITF 97-2"). All significant intercompany accounts and transactions have been eliminated in consolidation.

(b) USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c) CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(d) CONCENTRATION OF CREDIT RISK

Patient revenue is earned in nine states with a concentration in Texas. The Allied Practices extend credit to certain patients. The Company reviews the allowance for doubtful accounts for the Allied Practices based upon the credit risk of specific customers, historical experience and other information. An allowance for doubtful accounts is established for patient accounts receivable estimated to be uncollectible and is adjusted periodically based upon management's evaluation. The Company's exposure to credit risk with respect to accounts receivable is limited due to the large number of payors and their geographic dispersion.

(e) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost or fair value at acquisition date if acquired upon affiliation of an Allied Practice. Routine repairs and maintenance are expensed as incurred. Depreciation expense is provided using the straight-line method over the estimated remaining useful lives of the assets as follows:

               Orthodontic equipment                  5 to 10 years
               Furniture and fixtures                 5 to 7 years

(f) SERVICE AGREEMENTS

The Company's acquisition of Service Agreements involves the purchase of tangible and intangible assets and the assumption of certain liabilities of the Allied Practices. The Company allocates the purchase price to the tangible assets acquired and liabilities assumed based on estimated fair values. In connection with each acquisition, the Company enters into Service Agreements with the Allied Practices that are generally for terms of 40 years. The Service Agreements can be terminated by either party only with cause, which is primarily bankruptcy or material default. Service Agreement intangibles are being amortized using the straight-line method over 25 years. The

Company continually evaluates whether events and circumstances have occurred that indicate the remaining useful life of the intangible assets may warrant revision or that the remaining balance of the intangible assets may not be recoverable. As of December 31, 1999, there were no events or circumstances to indicate that any portion of the recorded Service Agreements may not be recoverable.

Amortization expense related to Service Agreements for the year ended December 31, 1999 was approximately $1,660. Accumulated amortization related to Service Agreements as of December 31, 1999 was $3,241.

(g) OTHER, NET

Other, net consist mainly of deferred costs related to the issuances of debt. These costs are amortized using the straight-line method over the term of the related debt. Amortization expense was $89 for the year ended December 31, 1999. Accumulated amortization was $150 as of December 31, 1999.

(h) NET REVENUES

Net revenues consist of management fee income and reimbursed practice operating expenses. Such reimbursed practice operating expenses were $17,722 for the year ended December 31, 1999.

(i) INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax basis of such assets and liabilities using statutory tax rates and laws in effect in the years in which the differences are expected to reverse.

(j) FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments which include cash and cash equivalents, patient receivables, accounts payables, amounts due to orthodontic practices, other current liabilities, long-term debt and Series A redeemable preferred stock are stated at amounts considered to be representative of their respective fair values.

(k) NEW ACCOUNTING PRONOUNCEMENTS

In January 1999 the Company implemented Statement of Position 98-5 ("SOP 98-5") "Reporting on Costs of Start-up Activities." SOP 98-5 requires net costs of start-up activities, including organizational costs, to be expensed as incurred. In addition, SOP 98-5 requires that previously capitalized start-up costs be expensed upon the effective date. The Company does not have any start-up costs capitalized as of December 31, 1999.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The
Company does not have any derivative instruments as of December 31, 1999.

The Company has adopted Staff Accounting Bulletin Number 101, "Revenue Recognition Issues", issued December 3, 1999 ("SAB 101"). This pronouncement states that revenue is generally realized or realizable and earned when all of the following criteria are met: i) pervasive evidence of an arrangement exists,
ii) delivery has occurred or services rendered, iii) the seller's price to the buyer is fixed or determinable and iv) collectibility is reasonably assured. The adoption of SAB 101 did not have a material impact on the Company's financial position or the results of its operations.

3. ORTHODONTIST AFFILIATIONS

During 1999, the Company entered into Service Agreements with two orthodontists with three office locations for a total consideration (including acquisition costs) of $1,336 which consisted of $660 in cash and $676 of notes payable and liabilities assumed.

4. PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following as of December 31, 1999:


Furniture and fixtures                                          $   2,713
Orthodontic equipment                                               1,269
                                                                ---------
                                                                    3,982
Less: accumulated depreciation                                       (940)
                                                                ---------
                                                                $   3,042
                                                                =========

5.  LONG-TERM DEBT

Long-term debt as of December 31, 1999 is summarized in the following table:


                                                            Notes payable
                                                             to Allied
                                                             Practices    Class A Notes
                                                            ------------  ------------
Notes payable to Allied Practices                             $13,588 $           --

Unsecured Class A subordinated zero-coupon notes (net of
  unamortized original issue discount)                             --         10,746
                                                              -------        -------
                                                               13,588         10,746
Less: current portion                                           2,199             --
                                                              -------        -------
                                                              $11,389        $10,746
                                                              =======        =======

The notes payable to Allied Practices were issued in connection with the affiliations of such practices with the Company. These notes bear interest at rates ranging from 9% to 10% and typically mature over a seven-year period from their original dates of issuance. Notes payable to Allied Practices with a principal balance of $2,889 are secured by the assets of the related Allied practice.

At the option of the holders, any or all of the then outstanding notes payable to Allied Practices may be converted into shares of the Company's common stock on the date that a registration statement filed with the Securities and Exchange Commission ("SEC") in connection with an initial public offering of the Company's common stock is declared effective ("IPO").

The Class A subordinated zero-coupon notes ("Class A Notes") were issued to Goldman Sachs for cash proceeds of $15,000 and had a maturity value of $24,158. This original issue discount of $9,158 represents an effective interest rate of 10% per annum and is being amortized, as interest expense, using the effective interest method. Such amortization amounted to $1,473 for the year ended December 31, 1999.

The Class A Notes are mandatorily redeemable in the event of (i) an underwritten IPO, (ii) any merger involving the Company which results in greater than 50% dilution of the Company's pre-merger voting common stock ownership, or (iii) the sale of substantially all of the Company's assets. The redemption price would be equal to the issue price plus accrued original issue discount at 10% per annum.

At the option of the holder, the Class A Notes may be converted into shares of the Company's common stock on the date that a registration statement filed with the SEC in connection with an IPO of the Company's common stock is declared effective. The notes (issue price plus accrued original issue discount) may be converted, in whole or in part, at the IPO price per share.

In November 1999, Goldman Sachs contributed Class A Notes with a redemption value of $6,850 to the capital of the Company. In addition, cash advances from Goldman Sachs of $1,650, made to the Company for the year ended December 31, 1999, were also contributed to the Company's capital.

The aggregate maturities of long-term notes payable as of December 31, 1999 and for each of the next five years are:


                                 Notes Payable
                                   to Allied
                                   Practices       Class A Notes
                               -----------------   -------------

2000                             $      2,199      $          -
2001                                    2,297                 -
2002                                    2,151             8,053
2003                                    2,151             6,074
2004                                    3,512                 -
Thereafter                              1,278                 -
                                 ------------        ----------
                                       13,588            14,127
Less unamortized original
  issue discount                            -            (3,381)
                                 ------------        ----------
                                 $     13,588        $   10,746
                                 ============        ==========

6. PREFERRED AND COMMON STOCK

On February 28, 1997, the Company sold 6,375,000 shares of Series A preferred stock and 2,401,432 shares of common stock for aggregate consideration of $5,883 (net of issuance costs of $467) primarily to Goldman Sachs. In connection with this sale, the Company sold to Goldman Sachs an option, for $25 cash, as subsequently amended, to purchase, in the aggregate, up to 9,000,000 additional securities units. Each unit consists of a Class A Note in the principal amount of $1 and .222 shares of common stock (aggregating approximately 2,000,000 shares), at a purchase price of $1 per unit. The option will expire upon the earlier of (i) an IPO or (ii) February 26, 2020. Goldman Sachs exercised the remaining portion of the option in 1999 and purchased 3,000,000 units for consideration of $3,000. Goldman Sachs waived their right to receive common stock shares on the last 400,000 units acquired in 1999.

In connection with the February 28, 1997 financing, the Company agreed to pay a fee to its initial venture capitalist ranging from 2.5% to 5% of the first $25,000 of funds invested in the Company by Goldman Sachs. During the year ended December 31, 1999, the Company paid its initial venture capitalist $150. One of the Company's directors is a principal of the Company's initial venture capitalist.

At inception, the Company issued 360,000 shares of restricted common stock and warrants to purchase an aggregate of 288,000 shares of common stock to certain officers and orthodontists that participated in the founding of the Company. The restricted shares vest 25% per year over a four-year period with accelerated vesting for certain of the stock issuances in the event certain performance targets are achieved. The warrants have an exercise price of $12.50 per share and expire in February 2004. The warrants vest 20% per year over a five-year period with accelerated full vesting in the event of an IPO. The fair value of the stock and warrants was approximately $8.

The holders of the Series A preferred stock are entitled to receive dividends, if declared by the Board of Directors. Dividends accrue at 10% per annum of the stated value of $1 per share and are cumulative whether or not declared. Dividends may not be paid on common stock if any Series A preferred stock dividends have not been paid. The holders of Series A preferred stock are entitled to one vote for each share of Series A preferred, and the holders of shares of Series A preferred and common stock vote together as a single class.

The holders of the Series A preferred stock have the right to require the Company to redeem all of the outstanding Series A preferred stock at the earliest of (i) the seventh anniversary of the date of issuance, (ii) an IPO,
(iii) any
merger which results in dilution greater than 50% to the pre-merger common stockholders and (iv) the sale of substantially all of the Company's assets. In the event the Series A preferred stock is redeemed, the redemption price is equal to the original issue price plus any accumulated but unpaid dividends. The redemption price of the Series A preferred stock was approximately $8,614 as of December 31, 1999 of which $2,039 represented cumulative dividends in arrears. The Company has no funding requirements prior to the redemption date.

The book value of the Series A preferred stock as of December 31, 1999 was $8,303. The difference between the book value and redemption value represents unamortized original issue discount and issuance costs related to the Series A preferred stock. These are being accepted over the term of the Series A notes. Such accretion for the year ended December 31, 1999 was approximately $75.

At the option of the holders, the Series A preferred stock may be converted into shares of the Company's common stock on the date that a registration statement filed with the SEC in connection with an IPO is declared effective. The Series A preferred stock (stated value plus unpaid cumulative dividends) may be converted in whole or in part, at the IPO price per share.

The holders of the Series B preferred stock are entitled to receive dividends, if declared by the Board of Directors. Dividends on the Series B preferred stock are payable annually in arrears. Dividends accrue at 6% per annum of the stated value of $1 per share and are cumulative whether or not declared. Dividends may not be paid on common stock if any Series B preferred stock dividends have not been paid. For purposes of dividends and liquidation preferences, the Series B preferred stock and Series A preferred stock are considered to be parity securities. The holders of Series B preferred stock do not have voting rights, except for matters that would alter or change the rights, preferences or privileges of the Series B preferred stockholders.

The Series B preferred stock must be converted into shares of the Company's common stock on the date that a registration statement filed with the SEC in connection with an IPO is declared effective. The Series B preferred stock (stated value plus unpaid cumulative dividends) will be converted at the IPO price per share.

In the event of liquidation, dissolution or winding up of the business, the holders of the Series A and Series B preferred stock would be entitled to receive a liquidation payment prior to any distribution to common stockholders. The liquidation payment would be equal to $1 per share plus the amount of any cumulative dividends accrued and unpaid with respect to such shares. The liquidation value of the Series B preferred stock was approximately $4,402 as of December 31, 1999 of which $438 represented cumulative dividends in arrears.

7. STOCK INCENTIVE PLANS

The Company has adopted two separate Stock Incentive Plans ("the Plans"), which provide for issuance of stock options and restricted stock awards to employees, consultants, directors and advisors. Options and restricted stock awards may be granted under the Plans with an exercise price not less than the fair value of the Company's common stock on the date of the grant, as determined by the Board of Directors in the absence of a readily available market for the Company's stock. Options become exercisable and expire as determined by the Board of Directors, generally over six years.

The Company accounts for the Plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees", as permitted by SFAS 123 "Accounting for Stock-Based Compensation", ("SFAS 123") and thus recognizes no compensation expense for options granted to employees with exercise prices that are equal to or greater than the fair value of the Company's stock, as determined by the Board of Directors, on the date of the grant.

SFAS 123 requires certain pro forma and other disclosures to reflect the impact on net loss and earnings per share as if the Company had accounted for its employee stock options under the fair value method. The fair value method for these options was estimated at the date of grant using a minimum value pricing model with the following weighted average assumptions for 1999: a risk free interest rate of 6.75%; no dividend yield and the expected option life of five years. Under this method, no compensation expense would have been recognized for stock options issued to employees.

In 1997, the Company awarded 790,000 shares of restricted common stock to employees of the Company. The restricted common stock vests over a period of five years, with accelerated vesting for certain of the stock issuances in the event certain performance targets are achieved. During the year ended December 31, 1999, 2,000 shares of restricted common stock were forfeited by employees and by consultants who did not meet vesting requirements. The fair value of the restricted stock at the award dates was approximately $13,000, which is being amortized over the vesting periods.

The following stock options were outstanding:

                                      Number of        Exercise Price
                                      Options           Per Share
                                     ----------     -----------------
Balance at January 1, 1999              410,000         $2.50 - 7.88
  Granted                                16,000         $6.88 - 7.88
  Canceled                               15,000                $2.50
                                     ----------
Balance at December 31, 1999            411,000         $2.50 - 7.88
                                     ==========

The following table summarizes information concerning currently outstanding and exercisable options under the Plans:


                  Options Outstanding                                Options Exercisable
---------------------------------------------------------        ----------------------------
                                    Weighted-
                                     Average     Weighted
                                    Remaining     Average                        Weighted-
    Range of          Number      Contractual    Exercise           Number        Average
 Exercise Price     Outstanding       Life        Price           Outstanding  Exercise Price
------------------ -------------- ------------- ---------        ------------ ---------------

    $2.50 - $3.50         80,000           8.3     $2.66              46,000         $2.57
    $6.88 - $7.88        331,000           3.4      6.93             331,000          6.93
                      ----------                                   ---------

                         411,000           4.4      6.10             377,000          6.40
                      ==========                                   =========

8. INCOME TAXES

The Company has no income tax benefit or expense for the year ended December 31, 1999.

A reconciliation of the income tax benefit calculated at the statutory federal income tax rate to the actual income tax benefit or expense provided for the year ended December 31, 1999 is as follows:

Federal income tax benefit at statutory rate                $  (1,643)
State taxes, net of federal benefit                              (290)
Effect of disallowed expenses                                      17
Increase in valuation allowance                                 1,916
                                                            ---------
                                                            $       -
                                                            =========

Deferred tax assets and liabilities consist of the following at December 31, 1999:

Deferred tax assets:
  Property and equipment                                    $      18
  Patient prepayments                                             820
  Net operating loss carryforward                               4,126
  Accrued liabilities                                             321
                                                            ---------
Total deferred tax assets                                       5,285

Deferred tax liabilities:
  Patient receivables                                            (455)
  Service agreements and other intangibles                     (8,525)
  Other                                                           (12)
                                                            ---------
Total deferred tax liabilities                                 (8,992)

  Less: valuation allowance                                    (4,914)
                                                            ---------
Net deferred tax liability                                  $  (8,621)
                                                            =========


As of December 31, 1999, the Company had available net operating loss carryforwards of approximately $10,328 available to reduce future federal income taxes, if any. Of these carryforwards, $2,782, $3,462 and $4,084 will expire in 2012, 2018 and 2019, respectively.

 9. 401(K) PLAN

The Company maintains a defined contribution 401(k) plan for the benefit of employees meeting certain eligibility requirements. Participants in the Company's 401(k) plan can elect to contribute the lesser of amounts allowed under IRS regulations or 15% of their annual salary.

10. RELATED PARTY TRANSACTIONS

In connection with the purchase of the orthodontic practice of the Company's chairman, the Company issued a note payable to its chairman. During the year ended December 31, 1999 the Company's chairman received principal payments of $26 and interest payments of $14. In addition, the Company assumed a pre-existing office lease of the Company's Chairman. Rent expense under the lease was approximately $38 during the year ended December 31, 1999.


The Company carries a broad range of insurance coverage, including general liability, comprehensive property damage, workers' compensation, employers' liability, directors' and officers' liability and other coverage customary in the industry. The Company and the existing Allied Practices maintain professional liability insurance coverage on a claims-made basis. Such insurance provides coverage for claims asserted when the policy is in effect, regardless of when the events that caused the claim occurred.

11. EARNINGS PER SHARE

In accordance with SFAS No. 128, Earnings per Share, the Company computes basic and diluted loss attributable to common stockholders per share of common stock by dividing the net loss for the year by the weighted average number of shares of common stock shares outstanding during the year.

The following table sets forth the computation of basic and diluted loss per share for the year ended December 31, 1999:


Net loss                                                                $(4,833)
Less: preference dividends on Series A and
  Series B preferred stock                                               (1,035)
Less: accretion to Series A preferred stock                                 (75)
                                                                        -------
Loss attributable to common stockholders                                $(5,943)
                                                                        =======

Determination of shares:
  Weighted average number of common stock shares
     outstanding                                                          5,635

  Assumed conversion of diluted securities                                    -

Diluted common stock shares outstanding                                   5,635
                                                                        =======

Basic and diluted net loss per share                                    $ (1.05)
                                                                        =======


Certain securities which could potentially dilute EPS in the future have been excluded from the computation of diluted EPS because to do so would have been anti-dilutive, or because conversion contingencies were not met as of December
31, 1999. These securities are as follows as of December 31, 1999:

Common Stock shares issuable in the future pursuant to
  options and warrants outstanding                                          699
                                                                        =======

Additionally, the Class A Notes, Class A preferred stock and Class B preferred stock may, at the option of the respective security holders, be converted into shares of the Company's common stock on the date that a registration statement filed with the SEC in connection with an IPO is declared effective. These securities are convertible at the IPO price.


12. COMMITMENTS AND CONTINGENCIES

The Company may, in the normal course of business, become a defendant or plaintiff in various matters. Although a successful claim for which the Company is not fully insured could have a material effect on the Company's financial condition, management is of the opinion that it maintains insurance at levels sufficient to insure itself against the normal risk of operations.

The Company rents office space and office equipment under noncancelable operating leases through 2009. The original lease terms are generally five to ten years with options to renew the leases for specified periods subsequent to their original terms. The leases have other provisions, including sharing of certain executory costs and scheduled rent increases. Rent expense under operating leases was approximately $3,275 for the year ended December 31, 1999.

Future minimum lease commitments for all non-cancelable leases as of December 31, 1999 are:

             2000                                             $   1,785
             2001                                                 1,590
             2002                                                 1,171
             2003                                                   528
             2004                                                   227
             Thereafter                                             525
                                                              ---------
                                                              $   5,826
                                                              =========

13. SUBSEQUENT EVENTS (UNAUDITED)

Goldman Sachs provided additional capital contributions to the Company of $575 between January 1, 2000 and February 29, 2000 for working capital needs.

On February 29, 2000, the Company entered into a Purchase and Sale Agreement with OrthAlliance New Image, Inc. Under the terms of this agreement, the Company sold substantially all of its assets to OrthAlliance New Image, Inc., with the primary exception of the Company's wholly owned subsidiary, Imagix, in exchange for aggregate consideration including transaction costs of $33,805 including the assumption of certain liabilities. The transaction was effective March 1, 2000. Imagix was not material to the financial position of the Company or the results of its operations.

(B)     PRO FORMA FINANCIAL INFORMATION.



                       ORTHALLIANCE, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


On March 1, 2000 OrthAlliance, Inc. ("OrthAlliance" or the "Company"), through OrthAlliance New Image, Inc., a wholly owned subsidiary, closed a Purchase and Sale Agreement with New Image Orthodontic Group, Inc. ("New Image"), a privately held Georgia corporation based in Atlanta, Georgia. The Company acquired substantially all the assets of New Image (the "Acquisition"). New Image was founded in February 1997 and provided business operations, financial and marketing and administrative services to orthodontic practices across the United States in accordance with long term service agreements. See the Company's Current Report on Form 8-K dated March 1, 2000.

The acquisition has been accounted for as a purchase, with the assets acquired and liabilities assumed recorded at initial estimates of fair values, and the results of New Image's operations included in the Company's consolidated financial statements from the date of acquisition. The Acquisition includes practice management agreements with 36 orthodontic practitioners operating in 50 locations with over $33.0 million in annualized revenues. Collectively, the consideration and transaction costs associated with this transaction totaled approximately $33.8 million. Of this amount, $5.5 million was paid in cash, approximately $13.4 million of debt was assumed and $12.9 million in promissory notes were issued to the sellers, with interest rates ranging from 9% to 10%.

The following pro forma condensed combined financial statements are presented to illustrate the effect of the acquisition on the historical financial position and operating results of OrthAlliance and New Image. The following pro forma condensed combined balance sheet of OrthAlliance at December 31, 1999 gives effect to the acquisition as if it occurred as of that date. The pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the acquisition as if it occurred as of January 1, 1999.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements represent the Company's preliminary determination of these adjustments based on currently available information and on certain assumptions that the Company's management believes are reasonable. There can be no reasonable assurance that the actual adjustments will not differ significantly from the pro forma adjustments. The unaudited condensed financial statements are not necessarily indicative of the financial position of either future results of operations or results that might have been achieved if the forgoing transaction had been effective as of the dates indicated or to project future results of operations for any period.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's and New Image's historical consolidated financial statements, including the notes thereto.

                       ORTHALLIANCE, INC. AND SUBSIDIARIES

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                    PRO FORMA
                                                     ORTHALLIANCE    NEW IMAGE      ADJUSTMENTS          PRO FORMA
                                                     ------------    ---------      -----------          ---------
                                     ASSETS

Current assets:
   Cash and cash equivalents..............            $  11,189     $     297      $  (5,520) (a)(b)   $   5,966
   Patient receivables, net................              10,520           641             --              11,161
   Unbilled patient receivables, net.......               3,436            --             --               3,436
   Amounts due from Allied Practices.......              10,630         3,674             --              14,304
   Income tax receivable...................                 509            --             --                 509
   Current deferred tax assets.............                 104            --             --                 104
   Other current assets....................               2,010           279            (53) (a)(c)       2,236
                                                      ---------     ---------      ---------           ---------
  Total current assets.....................              38,398         4,891         (5,573)             37,716


Property and equipment, net................               6,333         3,042           (515) (a)(c)       8,860
Notes receivable, net......................               4,920            --             --               4,920
Non-current deferred tax assets............               1,486            --             --               1,486
Intangible assets, net.....................              83,620        38,180         (4,346) (a)(c)     117,454
Other, net.................................                 502           577           (577) (a)            502
                                                      ---------     ---------      ---------           ---------
Total assets.............................             $ 135,259     $  46,690      $ (11,011)          $ 170,938
                                                      =========     =========      =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable......................             $   2,549     $     661      $     (41) (a)(c)   $   3,169
   Accrued liabilities.....................               2,299         1,521            960  (a)(b)       4,780
   Patient prepayments.....................               6,240         5,110             --              11,350
   Practice affiliations payable...........               3,610            --             --               3,610
   Current portion of notes payable........                  --         2,199          7,520               9,719
   Deferred tax liabilities................                 182            --             --                 182
   Amounts due to Allied Practices.........               1,988           663             --               2,651
                                                      ---------     ---------      ---------           ---------
      Total current liabilities............              16,868        10,154          8,439              35,461
                                                      ---------     ---------      ---------           ---------

Line of credit borrowings..................              47,500            --             --              47,500
Notes payable..............................               2,144        22,135         (5,604) (a)(b)      18,675
Non-current deferred tax liabilities.......                 935         8,621         (8,621) (a)            935
Redeemable preferred stock.................                  --         8,303         (8,303) (a)             --
                                                      ---------     ---------      ---------           ---------
  Total liabilities........................              67,447        49,213        (14,089)            102,571
                                                      ---------     ---------      ---------           ---------


Commitments and Contingencies

Stockholders' equity:
  Preferred Stock..........................                  --         2,970         (2,970) (a)             --
  Common Stock.............................                  13         8,593         (8,593) (a)             13
  Additional paid-in capital...............              65,145            --            555  (b)         65,700
  Retained earnings (accumulated deficit)..               5,457       (14,086)        14,086  (a)          5,457
  Treasury stock...........................              (2,803)           --             --              (2,803)
                                                      ---------     ---------      ---------           ---------
   Total stockholders' equity..............              67,812        (2,523)         3,078              68,367
                                                      ---------     ----------     ---------           ---------
   Total liabilities and stockholders'equity.         $ 135,259     $  46,690      $ (11,011)          $ 170,938
                                                      =========     =========      =========           =========




   The accompanying notes are an integral part of this pro forma condensed combined balance sheet.

                       ORTHALLIANCE, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                    PRO FORMA
                                      ORTHALLIANCE     NEW IMAGE    ADJUSTMENTS         PRO FORMA
                                      ------------     ---------    -----------         ---------
Net revenues.......................      $95,703      $ 22,796      $     --            $118,499
                                         -------      --------      --------            --------
Costs and expenses:
  Salaries and benefits............       28,423        10,734        (1,526)  (h)        37,631
  Orthodontic and dental supplies..        9,438         3,290            --              12,728
  Rent.............................        8,252         3,275          (174)  (h)        11,353
                                         -------      --------      --------            --------
     Total direct expenses.........       46,113        17,299        (1,700)             61,712

  General and administrative.......       26,686         5,246        (1,852)  (d)(h)     30,080
  Depreciation and amortization....        3,983         2,335          (481)  (e)(f)      5,837
                                         -------      --------      --------            --------

     Total operating expenses......       76,782        24,880        (4,033)             97,629
                                         -------      --------      --------            --------

  Operating income (loss)..........       18,921        (2,084)        4,033              20,870

  Interest income..................          416            28            --                 444
  Interest expense.................       (2,450)       (2,777)         (225)  (g)        (5,452)
                                         -------      --------      --------            --------

Income (loss) before income taxes..       16,887        (4,833)        3,808              15,862

Provision (benefit) for income
taxes..............................        7,304            --          (410)  (i)         6,894
                                         -------      --------      --------            --------

Net income (loss)..................      $ 9,583      $ (4,833)     $  4,218            $  8,968
                                         =======      ========      ========            ========

Basic and diluted net income
(loss) per share...................      $  0.72      $  (1.05)                         $   0.68
                                         =======      ========                          ========
Weighted average number of
    Common shares outstanding (in
    thousands):
     Basic.........................       13,271         5,635                            13,271
                                         =======      ========                          ========

     Diluted.......................       13,283         5,635                            13,283
                                         =======      ========                          ========



The accompanying notes are an integral part of this pro forma condensed combined financial statement.

                       ORTHALLIANCE, INC. AND SUBSIDIARIES

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)




NOTE 1. PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED BALANCE SHEET

(a) To eliminate certain assets and liabilities that were not purchased or assumed in the acquisition. Imagix, Inc., a wholly owned subsidiary of New Image, was not acquired, and therefore its related assets and liabilities were included in the adjustment. In addition, certain assets and liabilities of New Image were not acquired by the Company, including certain other assets and accrued liabilities and recorded intangible assets. See Note 2 for a detail of such items.

(b) To reflect the following components of the purchase price:

-       Cash payment of $5.5 million.

- Issuance of 273,000 stock options to the New Image orthodontists with exercise prices ranging from $7.50 to $12.00. The fair value of these stock options was calculated using the Black Scholes option pricing model to be approximately $0.6 million.

- Issuance of $12.6 million of notes payables to Goldman Sachs with interest rates ranging from 9% to 10%.

- Estimated acquisition costs of $1.5 million. These costs are assumed to be funded through working capital.

- In addition to the elements of purchase price identified above, the Company assumed $13.6 million of notes payable to New Image orthodontists. These notes payable bear interest of approximately 9% per annum. These notes payable are already included on the New Image balance sheet on December 31, 1999 and therefore no pro forma adjustment is necessary.

(c) To reflect the preliminary allocation of purchase price in excess of net book value of assets. See Note 2 for detail of such items.

NOTE 2. RECONCILIATION OF ADJUSTMENTS FOR PRO FORMA CONDENSED COMBINED BALANCE SHEET.



                                             (a)                           (c)
                                          ASSETS AND        (b)         ALLOCATION    TOTAL
                                         LIABILITIES      PURCHASE          OF       PRO FORMA
                                         NOT ACQUIRED      PRICE          EXCESS    ADJUSTMENTS
                                         ------------   ---------     ------------  -----------
     Cash and cash equivalents....       $     (20)    $  (5,500)     $      --    $  (5,520)
     Other current assets.........              (4)           --            (49)         (53)
     Property and equipment,
       net........................            (334)           --           (181)        (515)
     Intangible assets, net.......         (38,180)           --         33,834       (4,346)
     Other, net...................            (577)           --             --         (577)
     Accounts payable.............              (5)           --            (36)         (41)
     Accrued liabilities..........            (540)        1,500             --          960
     Current portion of notes
       payable....................              --            --          7,520        7,520
     Non current portion notes
       payable....................         (10,746)       12,662         (7,520)      (5,604)
     Non-current deferred tax
       liabilities................          (8,621)           --             --       (8,621)
     Redeemable preferred stock...          (8,303)           --             --       (8,303)
     Preferred Stock..............          (2,970)           --             --       (2,970)
     Common Stock.................          (8,593)           --             --       (8,593)
     Additional paid-in capital...              --           555             --          555
     Retained earnings
       (accumulated deficit)......          14,086            --             --       14,086


NOTE 3. PURCHASE PRICE CALCULATION AND ALLOCATION

The final allocation of the purchase price will be determined after the completion of the acquisition and will be based on a comprehensive final evaluation of the fair value of New Image's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the Acquisition. The preliminary allocation is summarized as follows:

Calculation of purchase price:

               Cash payment                                 $   5,500
               Acquisition costs                                1,500
               Issuance and assumption of notes payable        26,250
               Issuance of stock options                          555
                                                            ---------
                 Total purchase price                          33,805
               Historical tangible net book value
                   of assets acquired                             (42)
                                                            ---------
               Purchase price in excess of
                 net book value of assets                   $  33,847
                                                            =========



Allocation of purchase price in excess of net book value of assets:

               Prepaid and other current assets            $      (54)
               Property and equipment                            (515)
               Intangible assets                               33,835
               Accounts payable and accrued liabilities           581
                                                           ----------
               Purchase price in excess of
                 net book value of assets                  $   33,847
                                                           ==========




NOTE 4. PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED STATEMENT OF OPERATIONS

(d) To eliminate general and administrative expenses of $303 related to Imagix, Inc., a wholly-owned subsidiary of New Image Orthodontic Group, which was not acquired by the Company.

(e) To reflect combined amortization expense based on the intangible assets resulting from the Acquisition. The Acquisition resulted in estimated intangible assets of approximately $33.8 million that will be amortized over 25 years using the straight-line method. The resulting adjustment reduced amortization expense by $396.

(f) To adjust depreciation expense based on the Company's estimate of the fair value of property and equipment acquired. The resulting adjustment reduced depreciation expense by $85.

(g) Adjustment to combined 1999 interest expense to reflect the cost of borrowings and liabilities assumed associated with the Acquisition. These borrowings are as follows and are assumed to have accrued interest over the year ended December 31, 1999:

- Line of credit borrowings to fund cash payment of $5.5 million. Interest rate of approximately 9% represents the Company's average interest rate on its line of credit for the year ended December 31, 1999.

- New Image orthodontist notes assumed of $13.6 million. An interest rate of 9% represents the weighted average interest rate for these notes.

- Notes payable to Goldman Sachs issued to fund the balance of the purchase price. The interest rates on these notes are between 9% and 10%, with an approximate weighted average of 9.5%.

    The pro forma interest adjustment calculation related to the Goldman Sachs notes payable does not take into account the scheduled principal payments that may have been paid during the year. Management believes that the company should generate sufficient cash flow to fund some or all of these principal payments which would have resulted into a reduction in interest expense of up to $1.0 million or an addition to its pro forma diluted earnings per share of approximately $0.04 (tax effected).

(h) Adjustment to reflect the reduction in expense that will have a continuing impact as a result of eliminating the New Image corporate overhead structure, net of incremental corporate overhead costs to be incurred by OrthAlliance directly attributable to the Acquisition. These adjustments affect the following expense items:

                      Salaries and benefits        $ (1,526)
                      Rent                             (174)
                      General and administrative     (1,549)


(i) Adjustment to combined 1999 income tax expense to utilize New Image's current year operating loss and to reflect the tax impact of the pro forma expense adjustments above. The combined effective tax rate is approximately 43%.

The unaudited pro forma condensed combined financial statement of operations does not reflect the intergration costs related to the acquisition.

(C)     EXHIBITS.

               23.1   Consent of Arthur Andersen LLP, Independent Public
                      Accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ORTHALLIANCE, INC.
                                              (Registrant)


Date:  May 15, 2000                           By:  /s/  James C. Wilson
                                                   ----------------------------
                                                   James C. Wilson,
                                                   Chief Financial Officer
                                                   (Principal Financial
                                                   and Accounting Officer)

                                  EXHIBIT INDEX



EXHIBIT       DESCRIPTION
------        -----------

23.1          Consent of Arthur Andersen LLP, Independent Public
              Accountants